Exhibit 10.40

PROTECTION IN CASE OF TERMINATION

(FOR REASON OTHER THAN A SERIOUS MOTIVE, I.E. OTHER THAN FOR CAUSE)

	Management Committee	Other members of Senior Management
Indemnity	24 months	The highest of 12 months or as per current policy

Bonus	None if employee is unactive as at December 31

Stock options	Vested options – 60 days Unvested options – cancelled Retirement – see proposed new policy

Fringe benefits	Period equal to indemnity (disability excluded) or until new employment

Car	6 months or until new employment	3 months or until new employment

Re-assignment Program	Program as per position level

Retirement	Supplementary Pension Program (Top Hat 1 and/or Top Hat II as applicable)	Supplementary Pension Program (Top Hat II)